Exhibit 10-18



                                NIAGARA MOHAWK

                            1992 STOCK OPTION PLAN


                                  ARTICLE 1

                           Establishment and Purpose

          Section 1.1. Establishment. Effective January 30, 1992 and subject to the provisions of Article 11 hereof, Niagara Mohawk Power Corporation, (the "Company"), hereby establishes a stock option plan for the benefit of certain employees as described herein which shall be known as The Niagara Mohawk Power Corporation 1992 Stock Option Plan (the "Plan"). The Plan is intended to provide for the grant of stock options qualifying as incentive stock options satisfying the requirements of Section 422 of the Code (as defined in Section 2.2) and to grant nonqualified stock options which are not intended to so qualify under said Section 422.

          Section 1.2. Purpose. The purpose of the Plan is to promote the interests of the Company and its shareholders by ensuring continuity of management and increased incentive on the part of officers and other key employees of the Company and its Subsidiaries responsible for major contributions to effective management, through facilitating their acquisition of equity interests in the Company.
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                                  ARTICLE 2

                                 Definitions

          For purposes of the Plan, the following terms shall have the meanings provided herein:

          Section 2.1. "Board" means the Board of Directors of the Company.

          Section 2.2.   "Code" means the Internal Revenue Code of
    1986, as amended.

          Section 2.3.   "Committee" means the Compensation and
    Succession Committee of the Board.

          Section 2.4.    "Disability" means permanent and total
    disability as defined in Section 22(e)(3) of the Code.

          Section 2.5. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          Section 2.6. "Incentive Option" means an option granted under the Plan to purchase Shares and which is intended to qualify as an incentive stock option under Section 422 of the Code.

          Section 2.7. "Nonqualified Option" means an option granted under the Plan to purchase Shares and which is not intended to qualify as an Incentive Option.

          Section 2.8.   "Option" means, collectively, Incentive
    Options and Nonqualified Options.

          Section 2.9. "Shares" means shares of the Company's common stock, $1 par value.

          Section 2.10. "Subsidiary" means any company which qualifies as a "subsidiary corporation" of the Company under Section 424(f) of the Code or, if applicable, as a "parent corporation" of the Company under Section 424(e) of the Code.
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                                  ARTICLE 3

                                Administration

          Section 3.1. Administration. The Plan shall be administered by the Committee, appointed by and responsible to the Board. The Board may, to the full extent permitted by law, authorize and empower such Committee to do any and all things which the Board is authorized or empowered to do with respect to the Plan. The Committee shall consist of not less than two persons who are also Directors of the Company and no member thereof shall be an employee of the Company or a Subsidiary or shall have been eligible within one year prior to his appointment to receive an Option or to receive awards under any other plan of the Company or its Subsidiaries under which participants are entitled to acquire stock, stock options, stock appreciation rights or other equity securities of the Company or any of its Subsidiaries (except as permitted by Rule 16(b)-3(c)(2)(i) of the Exchange Act).

          Section 3.2. Powers of the Committee. (a) The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to select the employees to be granted Options, to determine the size and terms of the Options to be granted to each employee selected, to determine the time when Options will be granted, the period during which Options will be exercisable, and to prescribe the form of the agreements embodying Options granted under the Plan. The Committee shall be authorized to interpret the Plan and the Options granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

          (b) The Committee shall maintain a written record of its proceedings. Any decision of the Committee in the administration
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    of the Plan, as described herein, shall be final and conclusive.
    The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.


                                  ARTICLE 4

                         Eligibility and Participation

          Options may be granted only to officers and other key employees of the Company and its Subsidiaries. Any officer or key employee of the Company or of a Subsidiary shall be eligible to receive one or more Options, provided, however, that no Incentive Option shall be granted to any person who at the time of grant owns stock (including stock the ownership of which is attributed to such person pursuant to Section 424(d) of the Code) possessing more than 10 percent of the total voting power of all classes of stock of the Company or a Subsidiary. In determining the persons to whom Options are to be granted and the number of Shares subject to each Option, the Committee shall take into consideration the person's present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant.


                                  ARTICLE 5

                            Shares Subject to Plan

          Section 5.1. Amount of Stock. There may be issued under the Plan an aggregate of not more than 900,000 Shares, subject to adjustment as provided in Section 5.2. Shares issued pursuant to the Plan may be unissued Shares or reacquired Shares, as the Board may from time to time determine. In the event that Options shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options.
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          Section 5.2.   Dilution and Other Adjustments.  In the event
    of any change in the outstanding Shares by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan, in the number or kind of shares which are subject to outstanding Options, or in the purchase price per Share relating thereto, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.


                                  ARTICLE 6

                        Terms and Conditions of Options

          Section 6.1. Terms and Options. An Option granted under the Plan shall be in such form as the Committee may from time to time approve. Each Option shall be subject to the terms and conditions provided in this Article 6 and shall contain such additional terms and conditions as the Committee may deem desirable, but in no event shall such terms and conditions be inconsistent with the Plan and, in the case of Incentive Options, with the provisions of the Code applicable to "incentive stock options" as described in Section 422 of the Code.

          Section 6.2. Option Price. The purchase price per Share under an Option will be determined by the Committee, but may not be less than the fair market value of a Share at the date the Option is granted.

          Section 6.3. Option Period. The period during which an Option may be exercised shall be fixed by the Committee. No Incentive Option shall be exercisable after the expiration of ten years from the date such Incentive Option is granted and no Nonqualified Option shall be exercisable after the expiration of ten years and one day from the date such Nonqualified Option is granted.
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          Section 6.4.   Vesting of Options.  The Committee may provide
    in the Option agreement that such Option may be immediately exercisable, or that such Option shall become exercisable at such times or upon such events as the Committee may specify.

          Section 6.5. Exercise of Option. (a) Except as provided in Sections 6.7, 6.8 and 6.9, the holder of an Option must be in the employ of the Company or a Subsidiary at the time the Option is exercised. An optionee shall be deemed to be in the employ of the Company or a Subsidiary during any period of military, sick leave or other leave of absence meeting the requirements of Section 1.421-7(h)(2) of the Federal Income Tax Regulations, or similar or successor section.

          (b) An Option may be exercised in whole or in part from time to time during the Option period (or, if determined by the Committee, in specified installments during the Option period) by giving written notice of exercise to the Secretary of the Company specifying the number of Shares to be purchased. Notice of exercise of an Option must be accompanied by payment in full of the purchase price either by (i) cash or check, (ii) in Shares owned by the optionee having a fair market value at the date of exercise (as determined by the Committee) equal to such purchase price, (iii) by delivery (in form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee to (x) sell Shares subject to the Option and to deliver all or a part of the sales proceeds to the Company in payment of all or a part of the purchase price and withholding taxes due or (y) pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to the Company in payment of all or a part of the purchase price and withholding taxes due, or (iv) in a combination of the foregoing.

          (c) No Shares shall be issued in connection with the exercise of an Option until full payment therefor has been made. An optionee shall have the rights of a shareholder only with respect to Shares for which certificates have been issued to such person.
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          Section 6.6.   Nontransferability of Options.  No Option
    granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable, during such person's lifetime, only by such person.

          Section 6.7. Retirement and Termination of Employment. (a) If an optionee retires pursuant to the terms of a tax-qualified retirement plan of the Company or a Subsidiary or upon such other retirement as may be approved by the Committee, except as set forth in the next sentence the Incentive Options granted to such person shall be exercisable by such person to the extent provided in the Option Agreement during the three-month period immediately following such person's retirement and Nonqualified Options granted to such person shall be exercisable by such person to the extent provided in the Option Agreement during the twelve-month period immediately following such person's retirement. Notwithstanding the foregoing, the Committee may, in its discretion and at any time, provide that the Option may be exercisable during a period of up to 5 years following the date of such retirement but in no event beyond the Option period provided in the Option agreement pursuant to section 6.3.

          (b) If an optionee's employment with the Company or a Subsidiary terminates for any reason other than death, Disability or retirement, the Option granted to such person shall, except as otherwise provided by the Committee, expire on the date of such other termination of employment.

          Section 6.8. Death of an Optionee. In the event of the death of an optionee while in the employ of the Company or a Subsidiary, the Option granted to such person shall be exercisable by the executors, administrators, legatees or distributees of such person's estate, as the case may be. In such case, the Option shall be exercisable, unless otherwise provided in the Option agreement, for the total number of Shares remaining unexercised under the Option. The period during which such Option may be exercised shall end on the earlier of the date one year from the optionee's death or expiration of the option period provided in the Option agreement pursuant to Section 6.3. In the event an Option
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    is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof.

          Section 6.9. Disability of an Optionee. In the event of the termination of the employment of an optionee due to Disability, the Options granted to such person shall be exercisable by such person to the extent provided in the Option Agreement during the twelve-month period immediately following such termination of such person's employment.

          Section 6.10. Annual Limitation. The maximum aggregate fair market value of the shares of stock of the Company or a Subsidiary (determined as of the date of grant of the Incentive Option) for which Incentive Options are exercisable for the first time by an employee during any calendar year (under the Plan and any other plan of the Company or its Subsidiaries) shall not exceed $100,000 as and to the extent required by Section 422(d) of the Code.

          Section 6.11. Dividend Equivalents. The Committee may, from time to time, grant or provide for the grant of dividend equivalents in respect of Options. In respect of any such Option that is outstanding on a dividend record date for Shares covered by the Option, the optionee may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by the Option if the covered Shares had been issued and outstanding on the dividend record date. Subject to the terms of this Plan and any applicable Option agreements, the Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing and payment contingencies that apply to the dividend equivalents, as the Committee deems necessary or appropriate and which shall comply with Rule 16b-3 of the Exchange Act and other applicable law. Dividend equivalents shall be paid only in cash.
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          Section 6.12.  Withholding Obligations.  (a) As a condition to the delivery of any Shares pursuant to the exercise of an Option, the Committee may require that the optionee, at the time of such exercise, pay to the Company an amount sufficient to satisfy any applicable tax withholding obligations.

          (b) The Committee, in its sole discretion, may permit an optionee to satisfy all or a part of the withholding tax obligations incident to the exercise of an Option by having the Company withhold a portion of the Shares that would otherwise be issuable to the Optionee. Such Shares shall be valued based on their fair market value on the date the tax withholding is required to be made. Any such Share withholding with respect to an optionee subject to Section 16(a) of the Exchange Act shall be subject to such limitations as the Committee may impose to comply with the requirements of Section 16 of the Exchange Act.


                                  ARTICLE 7

                           Miscellaneous Provisions

          Section 7.1. No Implied Rights. No employee or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary or affect any right of the Company or any Subsidiary to terminate any employee's employment.

          Section 7.2. Securities Law Compliance. No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws.

          Section 7.3. Ratification of Actions. By accepting any Option or other benefit under the Plan, each employee and each person claiming under or through such person shall be conclusively deemed to have indicated such person's acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
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          Section 7.4.   Gender.  The masculine pronoun means the
    feminine and the singular means the plural wherever appropriate.


                                  ARTICLE 8

                         Amendments or Discontinuance

          The Plan may be amended at any time and from time to time by the Board and without the approval of shareholders of the Company, except that no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any optionee with respect to any Option theretofore granted without such optionee's written consent.


                                  ARTICLE 9

                                 Termination

          The Plan shall terminate upon the earlier of the following dates or events to occur:

          (a) upon the adoption of a resolution of the Board terminating the Plan; or

          (b)  January 29, 2002.

          No termination of the Plan shall alter or impair any of the rights or obligations of any person, without such person's consent, under any Option theretofore granted under the Plan.
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                                  ARTICLE 10

                             Dissolution or Merger

          Upon a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not to be the surviving corporation, every Option outstanding hereunder shall terminate, except that in such event the Board may, in its absolute discretion, permit each optionee to exercise such person's Options, in whole or in part, prior to or simultaneously with such event, or in the case of such a merger or consolidation the surviving corporation may, in its absolute discretion, substitute new options for the outstanding Options hereunder.


                                  ARTICLE 11

                         Shareholder Approval and Adoption

          The Plan shall be submitted to (i) the New York Public Service Commission and (ii) the shareholders of the Company, for approval. options may be granted hereunder prior to such approval but contingent upon such approval. The shareholders of the Company shall be deemed to have approved the Plan only if it is approved at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of New York.


                                  ARTICLE 12

                        Governing Law and Interpretation

          The provisions of the Plan shall take precedence over any conflicting provision contained in an Option. The Plan shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of New York. If any term or provision of the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions will remain in full force and effect and will in no way be affected, impaired or invalidated.
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